Exhibit 31.1

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER

PURSUANT TO SECTION 302 OF SARBANES-OXLEY ACT

I, C. Steven Guenthner, certify that:

1. I have reviewed this annual report on Form 10-K/A Amendment No. 1 of Almost Family, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: April 27, 2018	By	/s/ C. Steven Guenthner
C. Steven Guenthner
President & Principal Financial Officer (principal executive officer)